Exhibit 10.6

GUARANTY REAFFIRMATION

THIS REAFFIRMATION AND AMENDMENT OF GUARANTY (this “Agreement”), is made as of the 10th day of December, 2020, by PREIT ASSOCIATES, L.P., a Delaware limited partnership (“Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders (as defined below).

WHEREAS, pursuant to the terms of that certain Term Loan Agreement, dated as of January 22, 2018, as amended by that certain First Modification to Term Loan Agreement, dated as of July 8, 2019 (as heretofore further amended, restated, supplemented or otherwise modified, the “Existing Credit Agreement”), by and among PM GALLERY LP, a Delaware limited partnership (“PMG Borrower”), the financial institutions party thereto and their assignees under Section 13.5 thereof (collectively, the “Lenders”), the Administrative Agent, and the other parties thereto, the Lenders made Term Loans to the Borrower in the maximum principal amount of up to Three Hundred One Million Dollars ($301,000,000) (the “Existing Loan”) for the purposes specified in the Existing Credit Agreement;

WHEREAS, in connection with the Existing Loan, and as a condition precedent to the Administrative Agent’s and the Lenders’ agreement to provide the Existing Loan, (i) Guarantor previously entered into that certain Repayment Guaranty, dated as of January 22, 2018 (as heretofore amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) and (ii) Macerich Partnership, L.P., a Delaware limited partnership (the “Other Guarantor”), entered into that certain Repayment Guaranty, dated as of January 22, 2018 (as heretofore amended, restated, supplemented or otherwise modified from time to time, the “Existing Other Guaranty”);

WHEREAS, PMG Borrower, PR GALLERY I LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Gallery I Borrower”), KEYSTONE PHILADELPHIA PROPERTIES, L.P., a Pennsylvania limited partnership (“Keystone Borrower”), PR 907 MARKET LP, a Delaware limited partnership (“907 Borrower”), 801 C-3 FEE OWNER LP, a Delaware limited partnership (“801 C-3 Borrower”), PM GALLERY FINANCE, LLC, a New Jersey limited liability company (“PMG Finance Borrower”), 1018 MARKET STREET REALTY, LP, a Pennsylvania limited partnership, 1020–1024 MARKET STREET REALTY, LP, a Pennsylvania limited partnership, and 1010–1016 MARKET STREET REALTY, LP., a Pennsylvania limited partnership (collectively, “10th and Market Street Borrower”, and together with PMG Borrower, Gallery I Borrower, Keystone Borrower, 907 Borrower, 801 C-3 Borrower and PMG Finance Borrower, individually and collectively, as the context may require, the “Borrower”), the Administrative Agent and the Lenders have now entered into that certain Amended and Restated Term Loan Agreement, dated as of the date hereof (as the same may be further amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), which Credit Agreement amends and restates the Existing Credit Agreement in its entirety.    Capitalized terms not defined herein shall have the meaning given such terms in the Credit Agreement.

WHEREAS, concurrently with, or prior to, the effectiveness of the Credit Agreement, the Borrower has made a principal prepayment of the outstanding Term Loans in an amount equal to $100,000,000, such that, as of the Effective Date, the principal amount of outstanding Term Loans under the Existing Loan is equal to $201,000,000 (the “Loan”);

WHEREAS, as a condition to the effectiveness of the Credit Agreement, Macerich Guarantor entered into that certain Amended and Restated Payment Guaranty, dated as of the date hereof (as the same may be further amended, restated, supplemented, replaced or otherwise modified from time to time, the “Other Guaranty”) which amends and restated the Existing Other Guaranty in its entirety;

WHEREAS, Guarantor acknowledges that it has received and will continue to receive direct and indirect benefits from the Lenders making, and continuing to make, such financial accommodations; and

WHEREAS, Guarantor’s execution and delivery of this Agreement is a condition to the Lenders’ making, and continuing to make, such financial accommodations.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to the above recitals and as follows:

1.    Confirmation and Reaffirmation. Guarantor hereby consents to all modifications of the Existing Credit Agreement agreed to in connection with the execution and delivery by Borrower of the Credit Agreement, the other Loan Documents delivered in connection therewith and the transactions contemplated thereby. Guarantor acknowledges and agrees that the Guaranty: (i) is full force and effect, (ii) constitutes the legal, valid, and binding obligation of Guarantor, (iii) has not been modified or amended, and Guarantor further agrees that (iv) there are no understandings or agreements, written or oral, relating to the Guaranty other than the Guaranty itself, and (v) Administrative Agent and Lenders are not in default under the Loan Documents. Guarantor acknowledges and confirms that, as of the date hereof, Guarantor has no offsets or defenses to the Guaranty, or claims against Administrative Agent or any Lenders, or any of the officers, agents, representatives, directors, employees, subsidiaries, attorneys or affiliates of Administrative Agent or any of the Lenders whether asserted or unasserted in connection with the Loan Documents or the Guaranty. Guarantor reaffirms its obligations under Guaranty, and each and every one of Guarantor’s waivers set forth in the Guaranty and makes to Administrative Agent and Lenders all of the representations and warranties made by Borrower with respect to or in any way relating to Guarantor in the Credit Agreement, the Guaranty and the other Loan Documents.

2.    Acknowledgement. Guarantor hereby acknowledges that Guarantor’s obligations, covenants, and agreements under the Guaranty are not diminished, discharged or adversely affected by the Credit Agreement or any action or inaction taken by Administrative Agent or Lenders in connection with the Loan Documents. Guarantor hereby confirms that the obligations under the Guaranty remains outstanding, without defense, setoff, counterclaim, discount or charge of any kind as of the date of this Agreement.

3.    Amendment to Guaranty.    The Guaranty is hereby amended as follows:

(a)    The definition of “Guarantor’s Share” appearing in Section 1 of the Guaranty is hereby deleted in its entirety and replaced with the following:

““Guarantor’s Share” as used herein, means a sum equal to, as of any date of determination, fifty percent (50%) of the Guaranteed Obligations on such date of determination.”

(b)    Section 22 of the Guaranty is hereby deleted in its entirety and replaced with the following:

“Section 22. SEVERAL OBLIGATIONS. THE MACERICH PARTNERSHIP, L.P., A DELAWARE LIMITED PARTNERSHIP (“OTHER GUARANTOR”) EXECUTED AND DELIVERED THAT CERTAIN AMENDED AND RESTATED REPAYMENT GUARANTY, DATED AS OF DECEMBER 10, 2020, IN FAVOR

OF ADMINISTRATIVE AGENT, FOR ITS BENEFIT AND FOR THE BENEFIT OF THE OTHER LENDERS (AS THE SAME MAY BE FURTHER AMENDED, RESTATED, SUPPLEMENTED, REPLACED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “OTHER GUARANTY”), PURSUANT TO WHICH OTHER GUARANTOR HAS GUARANTEED THE PAYMENT AND PERFORMANCE OF A PORTION OF THE GUARANTEED OBLIGATIONS AS DESCRIBED THEREIN. THE OBLIGATIONS OF GUARANTOR UNDER THIS GUARANTY AND OTHER GUARANTOR UNDER THE OTHER GUARANTY SHALL BE SEVERAL AND NOT JOINT. NOTWITHSTANDING ANYTHING TO THE CONTRARY UNDER ANY LOAN DOCUMENT, GUARANTOR SHALL NOT BE LIABLE FOR, AND GUARANTIED PARTIES SHALL NOT EXERCISE ANY REMEDIES AGAINST GUARANTOR, FOR MORE THAN ITS GUARANTOR’S SHARE OF THE GUARANTEED OBLIGATIONS.”

4.    Independent Obligations; Exercise of Remedies. Notwithstanding anything to the contrary contained in the Guaranty, Guarantor acknowledges and agrees that, as consideration for the modifications to the Existing Credit Agreement, Guarantor shall be liable for payment of the Guaranteed Obligations, and Administrative Agent shall be entitled to make demand therefor, at any time that an Event of Default (as defined below) exists, notwithstanding that an “Event of Default” (as defined in the Credit Agreement) has not occurred. The calculation of Guarantor’s liability hereunder during an Event of Default (as defined below) when an “Event of Default” (as defined in the Credit Agreement) does not exist shall be calculated as if the underlying indebtedness of the Borrower had been accelerated. Guarantor acknowledges and agrees that its payment obligations hereunder are independent and absolute, and are not contingent on any “Event of Default” of the Borrower existing under the Credit Agreement.

“Event of Default” means the occurrence of any of the following, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority, and in each case, following the expiration of the applicable notice and cure periods:

(i)    an Event of Default (as defined in the Credit Agreement),

(ii)    any Pledgor shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in this Agreement,

(iii)     Guarantor shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in either the Guaranty or the PREIT Non-Recourse Carve-Out Guaranty; or

(iv)    an Event of Default by a PREIT Loan Party (as defined in the Credit Agreement) under Section 10.4 of the Credit Agreement.

5.    References. All reference to the “Credit Agreement” and “Loan Documents” in the Guaranty shall be deemed hereafter to refer to the Credit Agreement and the Loan Documents as set forth in the recitals hereto. All references to the “Other Guaranty” in the Guaranty shall be deemed hereafter to refer to the “Other Guaranty” as set forth in the recitals hereto.

[Signature Appears on Following Page]

IN WITNESS WHEREOF, the Guarantors have caused this Reaffirmation to be executed and delivered as of the date first above written.

“GUARANTOR”

PREIT ASSOCIATES, L.P.,
a Delaware limited partnership

By:	Pennsylvania Real Estate Investment Trust,
a Pennsylvania business trust,
its general partner

	By:	/s/ Andrew Ioannou
	Name:	Andrew Ioannou
	Title:	Executive Vice President

Signature Page to Guaranty Reaffirmation

AGREED AND ACKNOWLEDGED:

“ADMINISTRATIVE AGENT”

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Ryan Sansavera
Name:	Ryan Sansavera
Title:	Senior Vice President

Signature Page to Guaranty Reaffirmation